EXHIBIT 32.1

Certification of Chief Executive Officer
Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Z-II, Inc. (the "Company") on Form 10-Q for the period ended December 31, 2008 as filed with the Securities and Exchange Commission (the "Report"), I, David M. McCarthy, Chief Executive Officer of the Company from March 20, 2007 to the present, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)    the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906 has been provided to Z-II, Inc., and will be retained by Z-II, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David M. McCarthy	February 12, 2009
David M. McCarthy - Chief Executive Officer	Date